EXHIBIT 99.1

     AMERICAN RIVER HOLDINGS ISSUES SUPPLEMENTAL ANNOUNCEMENT OF TAX BENEFIT
                          RECOGNITION FOR 1ST QUARTER
                          ---------------------------

Sacramento, CA - May 12, 2004 - American River Holdings (Nasdaq: AMRB) announced the recognition of a tax benefit for the 1st quarter of 2004 supplemental to its previously announced 1st quarter earnings release. The tax benefit is the result of the exercise of non-qualified stock options which were otherwise subject to expiration by their terms. The associated accounting entries result in an increase in shareholders' equity and a decrease in taxes payable. The previously reported equity balance as of March 31, 2004, has been increased by $927,000, from $36,607,000 to $37,534,000, while the total liability balance, as of the same date, which includes the adjusted taxes payable account, has been decreased from $368,290,000 to $367,363,000. The tax benefit has no effect on the Company's Statement of Income; therefore net income for the 1st quarter of 2004 of $1,160,000 ($0.27 diluted earnings per share) remains the same.

The change in shareholders' equity increases the Company's capital ratios; the leverage ratio increased to 9.2% at March 31, 2004, as compared to 9.0% as of December 31, 2003. The Company's book value per share also increased from $8.74 as of December 31, 2003 to $8.91 as of March 31, 2004. The tax benefit is reflected in the attached Balance Sheet. The previously released Statement of Income is included for reference purposes.

American River Holdings is a financial services company and the parent company of American River Bank, a community business bank that operates a family of financial service providers. These providers include: American River Bank, with offices in Sacramento and Placer Counties; North Coast Bank, with offices in Sonoma County and first source capital, a lease financing company based in Sacramento.

Related websites: www.amrb.com, www.americanriverbank.net, www.northcoastbank.com, and www.firstsourcecapital.com

FORWARD-LOOKING INFORMATION

In addition to the historical information contained herein, this press release contains certain forward-looking statements. The reader of this press release should understand that all such forward-looking statements are subject to various uncertainties and risks that could affect their outcome. The Company's actual results could differ materially from those suggested by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, variances in the actual versus projected growth in assets, return on assets, loan losses, expenses, changes in the interest environment including interest rates charged on loans, earned on securities investments and paid on deposits, competition effects, fee and other non interest income earned, general economic conditions, nationally, regionally, and in the operating market areas of the Company and its subsidiaries, changes in the regulatory environment, changes in business conditions and inflation, changes in securities markets, data processing problems, a decline in real estate values in the Company's market area, the conduct of the war on terrorism, the threat of terrorism or the impact of potential military conflicts and the conduct of war on terrorism by the United States and its allies, as well as other factors. To gain a more complete understanding of the uncertainties and risks involved in the Company's business, this press release should be read in conjunction with the Company's annual report on Form 10-K for the year ended December 31, 2003, and subsequent quarterly reports on Form 10Q and current reports on Form 8-K.

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

AMERICAN RIVER HOLDINGS                                               FINANCIAL SUMMARY

CONSOLIDATED BALANCE SHEET                                               (unaudited)

                                                                  March 31,      March 31,
        ASSETS                                                      2004           2003
                                                                ------------   ------------
Cash and due from banks                                         $ 27,783,000   $ 22,410,000
Federal funds sold                                                        --             --
Interest-bearing deposits in banks                                 4,848,000      5,343,000
Investment securities                                             91,150,000     73,103,000
Loans and leases, net                                            272,025,000    250,111,000
Bank premises and equipment                                        1,602,000      1,584,000
Accounts receivable servicing receivable, net                      1,714,000      1,346,000
Accrued interest and other assets                                  5,775,000      3,630,000
                                                                ------------   ------------
                                                                $404,897,000   $357,527,000
                                                                ============   ============
   LIABILITIES & EQUITY

Noninterest bearing deposits                                    $102,047,000   $ 80,648,000
Interest checking, money market & savings                        158,663,000    129,738,000
Time deposits                                                     71,567,000     72,285,000
                                                                ------------   ------------
   Total deposits                                                332,277,000    282,671,000
                                                                ------------   ------------
Short-term borrowings                                             30,800,000     38,100,000
Long-term debt                                                     1,929,000      1,980,000
Accrued interest and other liabilities                             2,357,000      1,887,000
                                                                ------------   ------------
   Total liabilities                                             367,363,000    324,638,000

Total equity                                                      37,534,000     32,889,000
                                                                ------------   ------------
                                                                $404,897,000   $357,527,000
                                                                ============   ============

Nonperforming loans and leases to total loans and leases                0.04%          0.03%
Net chargeoffs to average loans and leases                              0.07%         -0.08%
Allowance for loan and lease losses to total loans and leases           1.48%          1.35%

           CONSOLIDATED STATEMENT OF INCOME
                     (UNAUDITED)
                                                     FIRST         FIRST
                                                    QUARTER       QUARTER        PERCENT
                                                      2004          2003         CHANGE
                                                 ------------   ------------   ------------
Interest income                                  $  5,113,000   $  4,810,000           6.30%

Interest expense                                      691,000        753,000          -8.23%
                                                 ------------   ------------   ------------
Net interest income                                 4,422,000      4,057,000           9.00%
Provision for loan and lease losses                   198,000        189,000           4.76%
Total noninterest income                              429,000        526,000         -18.44%
Total noninterest expense                           2,749,000      2,659,000           3.38%
                                                 ------------   ------------   ------------
Income before taxes                                 1,904,000      1,735,000           9.74%
Income taxes                                          744,000        686,000           8.45%
                                                 ------------   ------------   ------------
Net income                                       $  1,160,000   $  1,049,000          10.58%
                                                 ============   ============   ============

Basic earnings per share                         $       0.28   $       0.27
Diluted earnings per share                               0.27           0.25
Trailing 12-month diluted
 earnings per share                                      1.12
-------------------------------------------------------------------------------------------
Operating Ratios:
   Return on average assets                              1.17%          1.24%
   Return on average equity                             12.96%         13.29%
   Efficiency ratio
    (fully taxable equivalent)                          56.15%         57.52%
-------------------------------------------------------------------------------------------

Earnings per share have been adjusted for a 3 for 2 stock split in 2003.

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